                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 16, 2000, except for Note I, as to which the date is November 17, 2000, relating to the financial statements of Parametric Technology Corporation, which appears in Parametric Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 2000.



                          /s/ PricewaterhouseCoopers LLP
                          PricewaterhouseCoopers LLP

Boston, Massachusetts
February 13, 2001